UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                        April 19, 2005 (February 1, 2005)

                             INTERACTIVE GAMES, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)
                                     Nevada
                                    ---------
                 (State or Other Jurisdiction of Incorporation)

                                    333-48746
                                   ----------
                            (Commission File Number)

                                   87-0567853
                                   ----------
                      (I.R.S. Employer Identification No.)

                    500 Australian Avenue, South - Suite 625
                         West Palm Beach, Florida 33401
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (561) 624-0885
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

                            TORPEDO SPORTS USA, INC.
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by Interactive Games, Inc. f/k/a Torpedo Sports USA, Inc., a Nevada corporation (the "Registrant"), in connection with the items described herein.

ITEM 9.01  Financial Statements and Exhibits

On October 1, 2004, the Registrant executed a definitive agreement (the "Agreement"), by and among the Registrant, Torpedo Newco, Inc., a Florida corporation (the "Merger Subsidiary"), Interactive Games, Inc., a Florida corporation ("Interactive"), and the Security Holders of Interactive, whereby Merger Subsidiary would be merged with and into Interactive on or about the closing date (the "Merger"). A copy of the Agreement is attached hereto as exhibit 10.1 hereto.

The closing of the transactions contemplated by the Agreement occurred on February 1, 2005, when the Security Holders of Interactive were issued an aggregate of 27,037,286 shares of common stock of the Registrant, representing that number of shares necessary to ensure that the Security Holders of Interactive own approximately 51% of the issued and outstanding shares of common stock of the Registrant, on a fully diluted basis.

As part of the closing, the Registrant agreed to issue up to an additional 3,450,799 shares to the Security Holders of Interactive based upon certain performance criteria of the Registrant, after the Merger.

On February 24, 2005, the Registrant amended its Articles of Incorporation to change the name of the Registrant to "Interactive Games, Inc.", and on April 13, 2005, the Registrant amended its Articles of Incorporation to increase the number of shares of authorized common stock from 50 million shares to 100 million shares.

The Registrant had 18,461,485 shares of common stock issued and outstanding as of December 27, 2004, and has 45,498,771 shares of common stock issued and outstanding after giving effect to the Merger.

The sole purpose of this Form 8-K amendment is to provide the financial statements of Interactive as required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were excluded from the Current Report on Form 8-K filed on February 7, 2005, in reliance on Items 9.01(a)(4) and 9.01(b)(2), respectively, of that form.


ITEM 9.01(a) - FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

The following financial statements of Interactive are set forth below: (i) the audited consolidated balance sheets, (ii) the audited statements of operations,
(iii) the audited consolidated statements of stockholders' deficit and (iv) the audited consolidated statements of cash flows, in each case for period from December 4, 2003 (inception) to July 31, 2004, and (v) the consolidated notes to the financial statements for such period.

ITEM 9.01(c) - EXHIBITS

Exhibit
Number                        Description
------                        -----------

10.1 Agreement Concerning The Exchange of Securities By and Among Torpedo Sports USA, Inc., Torpedo Newco, Inc., Interactive Games, Inc. and the Security Holders of Interactive Games, Inc.

                             Interactive Games, Inc.
                          (A Development Stage Company)
                              Financial Statements
                                  July 31, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders of
Interactive Games, Inc.
Boca Raton, Florida

     We have audited the accompanying balance sheet of Interactive Games, Inc. as of July 31, 2004, and the related statements of operations, stockholders' deficit and cash flows for the period from December 4, 2003 (inception) to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Games, Inc. as of July 31, 2004, and the results of its operations and its cash flows for the period from December 4, 2003 (inception) to July 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has a stockholder's deficit of $26,231 and a working capital deficiency of $27,570 at July 31, 2004, had net losses and cash used in operations of $274,005 and $127,418, respectively, for the period from December 4, 2003 (inception) to July 31, 2004. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                     /s/Sherb & Co., LLP
                                     Certified Public Accountants

New York, New York
December 17, 2004

                             INTERACTIVE GAMES, INC.
                                  BALANCE SHEET
                                  July 31, 2004


                                     ASSETS

CURRENT ASSETS:
     Cash                                                             $   7,672
     Prepaid expenses                                                    34,832
                                                                      ---------

      Total Current Assets                                               42,504

PROPERTY AND EQUIPMENT, NET                                               1,339
                                                                      ---------

      Total Assets                                                    $  43,843
                                                                      =========


                            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Loan payable - related party                                      $  59,000
    Accounts payable and accrued expenses                                11,074
                                                                      ---------

        Total Current Liabilities                                        70,074
                                                                      ---------


STOCKHOLDERS' DEFICIT:
    Common stock ($.001 Par Value; 100,000,000 shares authorized;
        6,405,000 shares issued and outstanding)                          6,405
    Additional paid-in capital                                          601,265
    Accumulated deficit                                                (274,005)
    Deferred compensation and consulting                               (359,896)
                                                                      ---------

        Total Stockholders' Deficit                                     (26,231)
                                                                      ---------

        Total Liabilities and Stockholders' Deficit                   $  43,843
                                                                      =========



                       See notes to financial statements.

                             INTERACTIVE GAMES, INC.
                             STATEMENT OF OPERATIONS
        For the Period from December 4, 2003 (inception) to July 31, 2004






REVENUES                                                            $      --
                                                                    -----------

OPERATING EXPENSES:

    Stock-based compensation                                            170,274

    Consulting                                                           27,908

    Professional and Legal Fees                                           9,100

    General and Administrative                                           65,248
                                                                    -----------


        Total Operating Expenses                                        272,530
                                                                    -----------


LOSS FROM OPERATIONS                                                   (272,530)

OTHER EXPENSES:

    Interest Expense                                                     (1,475)
                                                                    -----------

NET LOSS                                                            $  (274,005)
                                                                    ===========



    Net Loss Per Common Share - Basic and Diluted                   $     (0.05)
                                                                    ===========


    Weighted Common Shares Outstanding - Basic and Diluted            5,770,313
                                                                    ===========

                       See notes to financial statements.

                             INTERACTIVE GAMES, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
        For the Period from December 4, 2003 (inception) to July 31, 2004



                                                Common Stock $.001 Par    Additional                    Deferred         Total
                                              ---------------------------  Paid-in      Accumulated   Compensation   Stockholders'
                                                 Shares       Amount        Capital       Deficit    and Consulting     Deficit
                                              --------------------------------------------------------------------------------------

Balance at inception (December 4, 2003)                -    $         -  $             $         -     $              $


Common stock issued to founders                 5,170,000         5,170           -              -              -           5,170


Sale of common stock                              185,000           185      77,315              -              -          77,500


Common stock issued for services rendered       1,050,000         1,050     523,950              -       (475,000)         50,000

Amortization of deferred compensation
and consulting                                          -             -           -              -        115,104         115,104

Net Loss for the period
                                                        -             -           -       (274,005)             -        (274,005)
                                              --------------------------------------------------------------------------------------

Balance at July 31, 2004                        6,405,000   $     6,405  $  601,265    $  (274,005)    $ (359,896)    $   (26,231)
                                              ======================================================================================


                       See notes to financial statements.

                             INTERACTIVE GAMES, INC.
                             STATEMENT OF CASH FLOWS
        For the Period from December 4, 2003 (inception) to July 31, 2004


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                                           $(274,005)
   Adjustments to Reconcile Net Loss to Net Cash Used in Operations
        Depreciation
                                                                             71
        Stock-based compensation                                        170,274

      Change in operating assets and liabilities
             Prepaid expenses                                           (34,832)
             Accounts payable and accrued expenses                       11,074
                                                                      ---------

   Net Cash Flows Used in Operating Activities                         (127,418)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchase of property and equipment                                    (1,410)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock                                    77,500
   Proceeds from notes payable - related party                           59,000
                                                                      ---------

Net Cash Flows Provided by Financing Activities                         136,500
                                                                      ---------

Net Increase in Cash                                                      7,672

Cash - Beginning of Period                                                    -
                                                                      ---------

Cash - End of Period                                                  $   7,672
                                                                      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
   Interest                                                           $    --
                                                                      =========

   Income Taxes                                                       $    --
                                                                      =========


                       See notes to financial statements.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------------------------------------------

NATURE OF OPERATIONS

Interactive Games, Inc. (the "Company"), a development stage company, was incorporated under the laws of Florida on December 4, 2003. The Company is a development stage company and is engaged in the business of development and marketing of slot machine games, interactive software and casino products. The Company is currently engaged in developing and distributing Class II slot machines and interactive casino games.

USE OF ESTIMATES

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reported period. Actual results may differ from these estimates.

Significant estimates included in the accompanying financial statements include an allowance on accounts and loans receivable, impairment losses on long-lived assets, and valuation of non-cash stock based transactions.

CASH EQUIVALENTS

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

STOCK-BASED COMPENSATION

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including all current liabilities, approximate fair value due to the relatively short period to maturity for these instruments.

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company will record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to seven years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS 109")." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations, cash flows or financial position. exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

NET LOSS PER COMMON SHARE

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At July 31, 2004, there were no common stock equivalents outstanding, which may dilute future earnings per share.

NOTE 2 - PROPERTY AND EQUIPMENT
         ----------------------

At December 31, 2003, property and equipment consisted of the following:

Computer equipment                                        $   1,410

Less accumulated depreciation                                   (71)
                                                 --------------------
Total
                                                           $   1,339
                                                 ====================

For the period from December 4, 2003 (inception) to July 31, 2004. depreciation expense amounted to $71.

NOTE 3 - STOCKHOLDERS' DEFICIT
         ---------------------

COMMON STOCK

The Company is authorized to issue 100,000,000 shares all of which are common stock, par value $.001 without cumulative voting rights and without any preemptive rights. In December 2003, the Company issued 5,170,000 common shares to founders of the Company. In connection with this issuance, the Company recorded $5,170 of stock-based compensation.

During the period from December 4, 2003 (inception) to July 31, 2004, the Company sold 185,000 shares of common stock for net proceeds of $77,500.

In March and April 2004, in connection with consulting agreements, the Company issued 800,000 shares of common stock for services rendered and to be rendered in the future. The Company valued these shares at their market value on the date of issuance based on recent sales of the Company's common stock of $400,000 or $.50 per share and recorded consulting expense of $120,833 and deferred compensation expense of $279,167 to be amortized over the service period.

In March 2004, the Company entered into an agreement with BestBet Media, Inc, ("BBM"), a Nevada corporation, a company that represents Ed McMahon ("McMahon"). McMahon is a nationally-known personality and celebrity. Under the Agreement, the Company has obtained the exclusive worldwide rights, in consultation with McMahon, to develop three (3) McMahon "themed" or "branded" electronic Class III games. In addition to contributing his likeness to the branded games, Mr. McMahon will provide certain additional services, including five (5) personal appearances for the Company, grant interviews, and provide limited on-camera services. The Company paid BBM cash of $50,000 and 250,000 shares of its common stock. The Company is obligated to pay BBM additional compensation of $500 per year for each installed game. The Company valued the 250,000 shares at their market value on the date of issuance of $125,000 or $.50 per share based on recent sales of the Company's common stock. In connection with the issuance of the common stock, the Company recorded consulting expense of $44,271 and deferred compensation of $80,729 to be amortized over the service period of one year.

NOTE 4 - INCOME TAXES
         ------------

There was no income tax expense or benefit for federal and state income taxes in the statement of operations for the period from inception (December 4, 2003) to July 31, 2004 due to the Company's net loss and valuation allowance on the resulting deferred tax asset. The actual tax expense differs from the "expected" tax expense for the period ended July 31, 2004 (computed by applying the U.S. Federal Corporate tax rate of 34 percent to income before taxes) as follows:

         Computed "expected" tax benefit                       $     (93,162)
         State income taxes                                          (13,700)
         Stock for services and/or settlement                         66,407
         Deferred tax asset valuation allowance                       40,455
                                                                ------------
                                                               $        -
                                                                ============

         ------------------------

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at July 31, 2004 are as follows:

         Deferred tax assets:
         Net operating loss carryforward                   $        40,170
                                                              -------------

         Less valuation allowance                                  (40,170)
                                                              -------------
         Net Deferred Tax Asset                            $          -
                                                              =============

At July 31, 2004, the Company had useable net operating loss carryforwards of approximately $103,000 for income tax purposes, available to offset future taxable income expiring in 2024.

NOTE 5 - RELATED PARTY TRANSACTIONS
         --------------------------

As of July 31, 2004, the Company has outstanding loans payable due to a stockholder of the Company of $59,000. This amount bears interest at a rate of 6% per annum and is due upon demand.

NOTE 6 - GOING CONCERN
         -------------

The accompanying financial statements are prepared assuming the Company will continue as a going concern. During the period from December 4, 2003 (inception) to July 31, 2004, the Company incurred net losses of $274,005 and had negative cash flows from operations in the amount of $127,418. Management intends to attempt to raise additional funds by way of a public or private offering and begin to market its products. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

NOTE 7 - SUBSEQUENT EVENTS
         -----------------

In October 2004, the Company sold 250,000 shares of common stock for net proceeds of $25,000.

ITEM 9.01(b) - PROFORMA FINANCIAL INFORMATION

The following pro forma financial statements, of Interactive Games, Inc. f/k/a Torpedo Sports USA, Inc. and Interactive are set forth below: Consolidated (Unaudited) Condensed Pro Forma Balance Sheet of Interactive Games, Inc. f/k/a Torpedo Sports, Inc. and Interactive as of July 31, 2004, Consolidated (Unaudited) Condensed Pro Forma Statement of Operations for the period ended December 31, 2004, and Consolidated (Unaudited) Condensed Pro Forma Statement of Operations for the period ended December 31, 2003.


PRO FORMA FINANCIAL STATEMENTS

The following consolidated (unaudited) condensed pro forma balance sheet reflects the financial position of Interactive Games, Inc. f/k/a Torpedo Sports USA, Inc. as of July 31, 2004 as if the merger with Interactive had been completed as of that date, and the consolidated (unaudited) condensed pro forma statements of income for Interactive Games, Inc. f/k/a Torpedo Sports USA, Inc. for the period July 31, 2004 and for the period ended months ended July 31, 2003, as if the merger had been completed as of that date. The merger was actually consummated on February 1, 2005.

These financial statements are presented for informational purposes only and do not purport to be indicative of the financial position that would have resulted if the merger had been consummated at each company's year end. The pro forma financial statements should be read in conjunction with Interactive Games, Inc.'s f/k/a Torpedo Sports USA, Inc.'s financial statements and related notes thereto contained in Interactive Games, Inc. f/k/a/ Torpedo Sports USA, Inc.'s SEC quarterly and annual filings (including its Definitive Information Statement on Schedule 14C filed with the Commission in connection with the Merger) and Interactive's financial statements and related notes thereto contained elsewhere in this Form 8-K.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing the pro forma combined financial information.

              TORPEDO SPORTS USA, INC. AND INTERACTIVE GAMES, INC.
                Consolidated (Unaudited) Condensed Balance Sheet
                               As of July 31, 2004

ASSETS                                                              Torpedo       Interactive     (Unaudited)         (Unaudited)
                                                                     Sports          Games        Adjustments            Total
                                                                --------------------------------  -----------        --------------
CURRENT ASSETS
 Cash and Cash Equivalents                                      $        135,878      $   7,672   $         -        $      143,550
  Assets of Discontinued Operations                                      280,872              -             -               280,872
  Prepaid Expenses                                                             -         34,832             -                34,832
                                                                --------------------------------  -----------        --------------
  TOTAL CURRENT ASSETS                                                   416,750         42,504             -               459,254
                                                                --------------------------------  -----------        --------------

PROPERTY AND EQUIPMENT
  Property and Equipment                                                       -          1,410             -                 1,410
  Accumulated Depreciation                                                     -            (71)            -                   (71)
                                                                --------------------------------  -----------        --------------
    Net Property and Equipment                                                 -          1,339             -                 1,339
                                                                --------------------------------  -----------        --------------
  Goodwill                                                                     -              -        53,268  A,B           53,268
                                                                --------------------------------  -----------        --------------
                                                                               -              -        53,268                53,268
                                                                --------------------------------  -----------        --------------
  TOTAL ASSETS                                                        $  416,750      $  43,843   $    53,268        $      513,861
                                                                ================================  ===========        ==============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses                               $  177,966      $  11,074             -        $      189,040
  Payables to related parties                                          1,738,450         59,000             -             1,797,450
  Current Portion of Note Payable                                        100,000              -             -               100,000
  Liabilities of Discontinued Operations                               2,292,430              -             -             2,292,430
                                                                --------------------------------  -----------        --------------
   TOTAL CURRENT LIABILITIES                                           4,308,846         70,074             -             4,378,920
                                                                --------------------------------  -----------        --------------

STOCKHOLDERS' DEFICIT
 Preferred Stock ($.001 par value, 5,000,000 shares
 authorized:
  no shares issued and outstanding)                             $              -      $       -   $         -        $            -
 Common Stock ($.001 par value, 50,000,000 shares
 authorized:
  17,761,485 shares issued and outstanding)                               17,762              -        27,037  B             44,799
 Common Stock ($.001 par value, 100,000,000 shares
 authorized:
  6,405,000 shares issued and outstanding)                                     -          6,405        (6,405) A                  -
  tock Subscriptions and Related Party Receivable                         (4,856)             -             -                (4,856)
  Additional Paid-in-Capital                                           3,108,892        601,265      (601,265) A          3,108,892
  Accumulated Deficit                                                 (6,765,198)      (274,005)      274,005  A         (6,765,198)
  Deferred Compensation and Consulting                                         -       (359,896)      359,896  A                  -
  Accumulated Other Comprehensive Loss                                  (248,696)             -             -              (248,696)
                                                                --------------------------------  -----------        --------------
  TOTAL STOCKHOLDERS' DEFICIT                                         (3,892,096)       (26,231)       53,268            (3,865,059)
                                                                --------------------------------  -----------        --------------
  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                   $        416,750      $  43,843   $    53,268        $      513,861
                                                                ================================  ===========        ==============

      See accompanying notes to (unaudited) pro forma financial statements.
Note: 27,037,286 in common shares were issued to Interactive Games at closing date of 2/1/05 when the stock was priced at $.23 per share. The total consideration of $6,218,575 is not booked as goodwill due to SEC Staff Accounting Bulletin 47 that requires transactions among related parties to be booked at historical cost and not marked up to fair value.

              TORPEDO SPORTS USA, INC. AND INTERACTIVE GAMES, INC.
      Consolidated (Unaudited) Condensed Pro Forma Statement of Operations
                        For the Year Ended July 31, 2004

                                              Torpedo     Interactive   (Unaudited)   (Unaudited)
                                              Sports         Games      Adjustments      Total
                                          -------------------------------------------------------
SALES AND COST OF SALES:
     Sales                                $         -     $       -      $       -   $        -
     Cost of Sales                                  -             -              -            -
                                          -------------------------------------------------------
          Gross Profit                              -             -              -            -
                                          -------------------------------------------------------

OPERATING EXPENSES:
     Selling, general and administrative      503,375       272,530              -      775,905
                                          -------------------------------------------------------
                                              503,375       272,530              -      775,905
                                          -------------------------------------------------------

     OPERATING LOSS                          (503,375)     (272,530)             -     (775,905)

OTHER EXPENSE:
     Interest Expense                         (54,629)       (1,475)             -      (56,104)
                                          -------------------------------------------------------

     Discontinued Operations               (2,154,172)            -              -            -
                                          -------------------------------------------------------


     NET (LOSS)                           $(2,712,176)    $(274,005)     $       -   $ (832,009)
                                          =======================================================

      See accompanying notes to (unaudited) pro forma financial statements.

              TORPEDO SPORTS USA, INC. AND INTERACTIVE GAMES, INC.
      Consolidated (Unaudited) Condensed Pro Forma Statement of Operations
                        For the Year Ended July 31, 2003

                                               Torpedo       Interactive    (Unaudited)      (Unaudited)
                                                Sports          Games       Adjustments         Total
                                           ------------------------------- --------------- ---------------
SALES AND COST OF SALES:
     Sales                                 $            -     $        -    $         -     $           -
     Cost of Sales                                      -              -              -                 -
                                           ---------------    -----------   ------------    --------------
          Gross Profit                                  -              -              -                 -
                                           ---------------    -----------   ------------    --------------

OPERATING EXPENSES:
    Selling, general and administrative         1,016,231              -              -         1,016,231
                                           ---------------    -----------   ------------    --------------
                                                1,016,231              -              -         1,016,231
                                           ---------------    -----------   ------------    --------------

    OPERATING LOSS                             (1,016,231)             -              -        (1,016,231)

OTHER EXPENSE:
    Interest Expense                               (4,934)             -              -            (4,934)
                                           ---------------    -----------   ------------    --------------

    Discontinued Operations
    D                                          (2,436,907)             -              -                 -
                                           ---------------    -----------   ------------    --------------

    NET (LOSS)                              $(3,458,072)      $        -    $         -     $  (1,021,165)
                                           ===============    ===========   ============    ==============


      See accompanying notes to (unaudited) pro forma financial statements.


Note: Interactive Games was incorporated on December 4, 2003. Therefore, it has no operations for the year ended July 31, 2003.

              TORPEDO SPORTS USA, INC. AND INTERACTIVE GAMES, INC. Adjustments to Consolidated (Unaudited) Condensed Pro Forma Statements
                                    31-Jul-04


A = On February 1, 2005, Torpedo Sports USA, Inc. executed a definitive agreement among Torpedo USA, Inc., Torpedo Newco, Inc. and the security holders of Interactive Games, Inc. Interactive became a wholly owned subsidiary of Torpedo and Torpedo then changed its name to Interactive Games, Inc. The transaction is properly accounted for as a reverse purchase acquisition/merger wherein Interactive is the accounting acquirer and Torpedo Sports is the legal acquirer. Accordingly, the accounting acquirer records the assets purchased and liabilities assumed as part of the merger and entire equity section of the legal acquirer is eliminated with negative book value acquired offset against the paid in capital of the accounting acquirer. Goodwill is recorded for the fair value of the shares tendered in excess of the net assets acquired. Torpedo's capital structure survived the transaction. Goodwill can not be marked up to the full value of shares tendered under SEC Staff Accounting Bulletin 47 which requires transactions among related parties to be booked at historical cost. Since there was a change in control, historical cost must be used.

B = To record issuance of 27,037,286 common shares to the security holders of Interactive Games, Inc.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE GAMES, INC.


By /s/ Barry Hollander
   --------------------
   Barry Hollander
   President

Date:  April 19, 2005

                                  EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------

10.1 Agreement Concerning The Exchange of Securities By and Among Torpedo Sports USA, Inc., Torpedo Newco, Inc., Interactive Games, Inc. and the Security Holders of Interactive Games, Inc.